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           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We have issued our report dated August 18, 2000 accompanying the consolidated financial statements and schedule of uniView Technologies Corporation and Subsidiaries included in the Annual Report on Form 10-K, for the year ended June 30, 2000 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP (manually)

Dallas, Texas
October 10, 2000